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                                                                   EXHIBIT 10.15

                     SECURED WORKING CAPITAL PROMISSORY NOTE

$2,000,000                                                   Baltimore, Maryland
                                                                   April 1, 2003

         1. Promise to Pay. The undersigned, Senior Care Florida Leasing, LLC, a Delaware limited liability company, Senior Care Golfview, LLC, a Delaware limited liability company, Senior Care Golfcrest, LLC, a Delaware limited liability company, Senior Care Southern Pines, LLC, a Delaware limited liability company, Senior Care Cedar Hills, LLC, a Delaware limited liability company, (each a "Borrower", and collectively, the "Borrowers") promise to pay, jointly and severally, to Omega Healthcare Investors, Inc., a Maryland corporation, at its principal office at 9690 Deereco Road, Suite 100, Timonium, Maryland 21093 (hereinafter "Omega"), or at such other place as Omega may designate in writing, or to order, in lawful money of the United States of America, the principal sum of TWO MILLION AND NO/100 DOLLARS ($2,000,000), or such lesser sum as is indicated on Omega's records, with interest thereon as provided in Section 3 hereof and all other amounts that may become owing hereunder.

         2. Definitions. For all purposes of this Secured Working Capital Promissory Note (this "Note") except as otherwise expressly provided or unless the context otherwise requires, (a) the terms defined in this Section have the meanings assigned to them in this Section and include the plural as well as the singular, (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as at the time applicable, and (c) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Note as a whole and not to any particular Section or other subdivision:

                  Affiliate: As defined in the Loan Agreement.

                  Business Day: Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which national banks in the City of New York, New York, are authorized or obligated, by law or executive order, to close.

                  Default Interest Rate: The Interest Rate plus four percent
(4%).

                  Due Date: The earlier of: (a) Termination Date, and (b) the date upon which Omega duly accelerates the due date of all unpaid principal and interest owed by the Borrowers to Omega.

                  Event of Default: The occurrence of any of the following shall constitute an Event of Default: (a) the Borrowers fail to pay amounts due and payable under the terms of this Note when due and payable, whether by acceleration or otherwise, or (b) an Event of Default under the Loan Agreement or any other Transaction Document.

                  Interest Rate: An annual rate of interest of Eight and one-half percent (8.5%).

                  Loan Agreement: The Working Capital Loan Agreement dated of even date herewith between the Borrowers and Omega.


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                  Loan Balance: As defined in the Loan Agreement.

                  Notice: As defined in the Loan Agreement.

                  Payment Date: Any due date for the payment of the installments of interest or any other sums payable under this Note.

                  Termination Date: As defined in the Loan Agreement.

                  Transaction Documents: As defined in the Loan Agreement.

         3.       Interest and Principal Payments.

                  3.1 Monthly Payment of Interest. Commencing on the first Business Day of the first calendar month after the date of this Note, and continuing in each month thereafter until the Due Date on the first Business Day of each month, the Borrowers shall pay accrued interest on the Loan Balance.

                  3.2 Payments of Principal. The Borrowers shall make all payments of principal required pursuant to Section 4.3.1 of the Loan Agreement.

                  3.3 Default Interest. Notwithstanding anything to the contrary contained in this Note, if an Event of Default occurs, then interest shall be due and payable on the Loan Balance from the date of such default until the Event of Default is fully cured at the Default Interest Rate.

         4. Line of Credit. Pursuant to the Loan Agreement, Omega has authorized a credit facility to the Borrowers in a principal amount not to exceed the face amount of this Note. The credit facility is in the form of loans made from time to time by Omega to the Borrowers and evidenced by, among other things, credits to the Borrowers' accounts. This Note evidences the Borrowers' obligation to repay those loans. The aggregate principal amount of debt evidenced by this Note shall be the amount reflected from time to time in the records of Omega. Subject to the terms and conditions of the Loan Agreement, until maturity, the Borrowers may borrow, repay, and reborrow under this Note so long as the aggregate principal amount outstanding at any one time does not exceed the face amount of this Note.

         5. Method of Payment. All payments to be paid by the Borrowers to Omega under this Note shall, unless otherwise specified in writing by Omega to the Borrowers, be paid by electronic funds transfer debit transactions or through wire transfer of immediately available funds and shall be initiated by the Borrowers for payment on or before the first day of each month in which a payment is due; provided, however, if such day is not a Business Day, then payment shall be made on the next succeeding day that is a Business Day. Omega shall provide the Borrowers in writing with appropriate wire transfer information. Once given, such information shall remain in effect until changed by subsequent written instructions. The


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Borrowers shall inform Omega of payment by sending to Omega a facsimile transmission of the Borrowers' wire transfer confirmation as soon as reasonably practicable.

         6. Usury Not To Be Collected. In no event shall the interest rate in effect from time to time under this Note exceed the highest rate allowed by law. If Omega reasonably shall determine that the interest rate under this Note has been adjudicated to be usurious or is otherwise limited by statute, interest in excess of the applicable legal rate paid or collected by Omega shall be deemed to have been automatically and immediately credited by Omega to the principal balance under this Note and shall not be charged to interest, it being the intention of Omega that no interest in excess of the legal rate shall be taken or received.

         7. Late Charge. Omega shall have the right, in Omega's discretion, to charge the Borrowers with a late charge of not more than two cents ($.02) for each dollar of any payment under this Note that is not paid on or before the date that is five (5) days after the date on which the payment is due to defray the costs involved in processing and collecting a late payment and to compensate Omega for amounts which it may be required to pay to its financing sources. The Borrowers shall pay such late charge to Omega immediately upon receipt of notice of same.

         8. Payment on Due Date. The entire unpaid principal balance hereof not yet paid, together with all accrued and unpaid interest under Section 3, and any other amounts owing to Omega under this Note, shall be due and payable on the Due Date.

         The Borrowers acknowledge that the monthly payments required hereunder will not amortize the indebtedness evidenced hereby by the Due Date, and that the final payment due hereunder at maturity will be a balloon payment of all then outstanding principal and accrued interest due hereunder.

         9. Payments to be Made Without Regard to Setoffs and Counterclaims. All payments by the Borrowers shall be paid in full without setoff or counterclaim and without reduction for and free from any and all taxes, levies, imposts, duties, fees, charges, deductions or withholdings of any type or nature imposed by any government or any political subdivision or taxing authority thereof.

         10. Prepayment. The Borrowers may pre-pay the amounts due under this Note at any time without premium.

         11. Acceleration Upon Event of Default. Upon the occurrence of any Event of Default, the entire principal balance owing under this Note, together with all accrued and unpaid interest and any other amounts owing under this Note, at Omega's option, will become immediately due and payable, all without formal demand, presentment or notice of any kind, all of which are expressly waived.

         Acceptance by Omega of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and Omega's acceptance of any such partial payment shall not constitute a waiver of Omega's right to receive the entire amount due. Upon any Event


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of Default, neither the failure of Omega to promptly exercise its right to declare the outstanding principal and accrued unpaid interest hereunder to be immediately due and payable, nor the failure of Omega to demand strict performance of any other obligation of one or more of the Borrowers or any other person who may be liable hereunder, shall constitute a waiver of any such rights, nor a waiver of such rights in connection with any future default on the part of the Borrowers or any other person who may be liable hereunder.

         12. Application of Payments; Partial Payments. Unless an Event of Default has occurred and not been fully cured, all payments received by Omega hereunder shall be applied first against interest that has accrued and not been paid under Section 3 and second to principal, with the balance applied against any other amounts that may be owing to Omega hereunder. Following the occurrence of an Event of Default, and until such Event of Default is fully cured, Omega may apply any payment that it receives, whether directly from the Borrowers or as a consequence of realizing upon any security that it holds, in its sole and absolute discretion, to any amount owing to it under this Note or any other Transaction Documents.

         13. Security for Note. This Note is made pursuant to the Loan Agreement, and is secured by all security interests, liens, assignments and encumbrances granted concurrently herewith and/or from time to time hereafter granted by a Borrower or any Affiliate of a Borrower to Omega or any Affiliate of Omega, including, but not limited to, the security interests and liens granted pursuant to the other Transaction Documents. Reference is hereby made to the Loan Agreement and the other Transaction Documents for a complete description of the collateral securing this Note and for additional terms and conditions concerning this Note.

         14. Choice of Law; Venue; Jurisdiction. This Note shall be deemed to have been made and delivered by the Borrowers to Omega at Omega's principal place of business in Baltimore, Maryland. This Note shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects, including, but not limited to, the legality of the interest charged hereunder, by the statues, laws and decisions of the State of Maryland. The Borrowers, in order to induce Omega to accept this Note and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, agree that all actions or proceedings arising directly, indirectly or otherwise in connection with, out of, related to or from this Note shall be litigated, in Omega's sole discretion and at Omega's sole election, only in courts having a situs within the State of Maryland. For the purposes of the foregoing, the Borrowers hereby consent and submit to the jurisdiction of any local, state or federal court located within the State of Maryland. The Borrowers hereby waive any right a Borrower may have to transfer or change the venue of any litigation brought against a Borrower by Omega in accordance with this paragraph.

         15.      Miscellaneous Provisions.

         15.1 This Note may not be amended or modified, and revision hereto shall not be effective, except by an instrument in writing executed by the Borrowers and Omega.


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                  15.2     Any notice to be given hereunder shall be given in
the manner provided in the Loan Agreement.

                  15.3 Nothing contained in this Note or in any other Transaction Document shall be deemed or construed as creating a partnership or joint venture between one or more of the Borrowers and Omega or between Omega and any other person, or cause the holder hereof to be responsible in any way for the debts or obligations of a Borrower or any other person.

                  15.4 Each Borrower hereby waives presentment, protest and demand, notice of protest, dishonor and nonpayment of this Note, and expressly agrees that, without in any way affecting the liability of the Borrowers hereunder, Omega may extend the time for payment of any amount due hereunder, accept additional security, release any party liable hereunder and release any security now or hereafter securing this Note without in any other way affecting the liability and obligation of the Borrowers. The obligations of the Borrowers under this Note are joint and several.

                  15.5 Every provision of this Note is intended to be severable. If any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which shall remain binding and enforceable.

                  15.6 Headings at the beginning of each numbered Section of this Note are intended solely for convenience of reference and are not to be deemed or construed to be a part of this Note.

                  15.7 The Borrowers, and any other person who may be liable hereunder in any capacity, agree to pay all costs of collection, including reasonable attorney fees, in case the principal of this Note or any payment of interest thereon is not paid as it becomes due, or in case it becomes necessary to protect the security for this Note, whether suit is brought or not.

                          Signatures on following page.


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         IN WITNESS WHEREOF, each Borrower has executed this Secured Capital
Expenditure Promissory Note as of the date first set forth above.

SENIOR CARE FLORIDA LEASING, LLC, a                  SENIOR CARE GOLFVIEW, LLC
Delaware limited liability company                   SENIOR CARE GOLFCREST, LLC
                                                     SENIOR CARE SOUTHERN PINES, LLC
By:   Diversicare Leasing Corp., its sole            SENIOR CARE CEDAR HILLS, LLC
      member

By:   /s/ William R. Council, III                By: Senior Care Florida Leasing, LLC, its
      --------------------------------               sole member
Name: William R. Council, III
      --------------------------
Its:  President                                  By: Diversicare Leasing Corp., its sole
      ---------                                      member

                                                 By:   /s/ William R. Council, III
                                                       ---------------------------
                                                 Name: William R. Council, III
                                                       -----------------------
                                                 Its:  President
                                                       ---------


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